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                                                                      Exhibit 21


                       SUBSIDIARIES OF TRC COMPANIES, INC.

Listed below are the subsidiaries which are included in the consolidated financial statements of TRC Companies, Inc. Inactive and minor subsidiaries are excluded.



                                                                                            Percent of
                                                                                           Voting  Stock
NAME OF SUBSIDIARY AND JURISDICTION IN WHICH INCORPORATED OR ORGANIZED                  OWNED BY REGISTRANT
----------------------------------------------------------------------                  -------------------
TRC Alton Geoscience, Inc. (incorporated in California)                                          100%
TRC Environmental Corporation (incorporated in Connecticut)                                      100%
TRC Environmental Solutions, Inc. (incorporated in California)                                   100%
TRC Mariah Associates, Inc. (incorporated in Wyoming)                                            100%
TRC Engineers, Inc. (incorporated in New Jersey)                                                 100%
TRC Garrow Associates, Inc. (incorporated in Georgia)                                            100%
Vectre Corporation (incorporated in New Jersey)                                                  100%
Hunter Associates Texas Ltd (organized in Texas)                                                 100%
Lowney Associates (incorporated in California)                                                   100%
Omni Environmental Corporation (incorporated in New Jersey)                                      100%
Imbsen & Associates (incorporated in California)                                                 100%
Engineered Automation Systems, Inc. (incorporated in California)                                 100%
Carson-Salcedo-McWilliams, Inc. (incorporated in Texas)                                          100%
E/PRO Engineering and Environmental Consulting LLC (organized in Maine)                          100%
New Century Engineering Support Services LLC (organized in Texas)                                100%
Site-Blauvelt Engineers, Inc. (incorporated in New Jersey)                                       100%
Site-Blauvelt Engineers, Inc. (incorporated in New York)                                         100%
Site-Blauvelt Engineers, Inc. (incorporated in Virginia)                                         100%
Site Constructions Services, Inc. (incorporated in New Jersey)                                   100%
ECON Capital LP (organized in Texas)                                                             100%
PBWO Holdings, LLC (organized in Maine)                                                          100%
GBF Holdings, LLC (organized in California)                                                      100%
TRC eNERGYSOLVE, LLC (organized in New Jersey)                                                    60%
Metuchen Realty Acquisition, LLC  (organized in New Jersey)                                       50%
Co-Energy Group, LLC (organized in Nevada)                                                        50%

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